Exhibit 10.1

AMENDMENT NO. 1
TO
EMPLOYMENT AGREEMENT

This Amendment No. 1 to Employment Agreement (this “Amendment”), between YogaWorks, Inc., a Delaware corporation (the “Company”) (as successor in interest to Whole Body, Inc., a Delaware corporation) and Vance Chang, an individual (“Executive”), is entered into effective as of April 18, 2019 (the “Effective Date”), and amends that certain Employment Agreement, effective as of January 1, 2017 (the “Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Agreement.

1.	Amendment to Section 4(b)(i). Section 4(b)(i) of the Agreement is hereby amended by adding the following provision as Section 4(b)(i)(D) of the Agreement:

(D) All unvested securities that Executive has in the Company or any of its affiliates as of the Date of Termination shall continue to vest during the Severance Period.

2.	Miscellaneous.

(a) Continuing Validity. Except as expressly modified by this Amendment, the Agreement remains in full force and effect.

(b) Counterparts. This Amendment may be executed in two or more counterparts and by electronic signature, each of which shall be deemed an original and all of which shall together constitute one and the same instrument.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

COMPANY:

YogaWorks, Inc.

By: /s/ Rosanna McCollough
Name: Rosanna McCollough
Title: Chief Executive Officer

EXECUTIVE:

/s/ Vance Chang
Vance Chang

[Signature Page to Amendment No. 1 to Employment Agreement.]